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                                     CONSENT


         The Board of Trustees
         Greene County Savings Bank

              We hereby consent to the reference to this firm and our opinion in the Registration Statement on Form S-1 filed by Greene County Bancorp, Inc. Financial Corporation, Catskill, New York (the "Company"), and all amendments thereto; in the Application for Conversion on Form 86-AC filed by Greene County Savings Bank (the "Bank"), and all amendments thereto, and in the Notice and Application for the Bank filed with the Federal Deposit Insurance Corporation and all amendments thereto; and references to our firm under the heading "Experts," relating to the conversion of the Bank from the mutual to stock form, the concurrent issuance of the Bank's outstanding capital stock to the Company and the offering of the Company's common stock.




         Rochester, New York

         Dated this 29th day of September 1998




         Warren A. Kerper
         Principal
         William M. Mercer, Incorporated